Exhibit 99.1

Mativ Announces First Quarter 2023 Results

ALPHARETTA, GA, May 10, 2023 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months ended March 31, 2023. On July 6, 2022, Schweitzer-Mauduit International, Inc. ("SWM") and Neenah, Inc. ("Neenah") completed a merger of equals ("the merger"). Financial results for periods prior to the merger reflect only the legacy SWM results.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Organic" – non-GAAP measure to reflect acquired/merged companies as if they were owned/merged for the full comparable periods and adjusted to exclude sales related to assets that have been sold or closed. "Comparable" – a non-GAAP measure used to compare current period Mativ results with the combined reported results for legacy Neenah and SWM operations, adjusted for certain reclassifications and other reporting conformations in the periods prior to the close of the merger. Please see December 22, 2022 8-K for additional reconciliations of periods prior to the merger.

Mativ First Quarter 2023 Highlights

•Sales increased 66.9% to $679.0 million, reflecting the benefit of the merger; 1% constant currency organic sales growth
•GAAP loss was $7.7 million, GAAP EPS was $(0.14), and GAAP Operating Profit was $9.3 million, which all included merger integration and purchase accounting expenses
•Adjusted Income was $13.7 million, Adjusted EPS was $0.25, and Adjusted EBITDA was $65.7 million (see non-GAAP reconciliations); engineered papers Adjusted EBITDA decreased approximately $15 million, accounting for roughly two-thirds of total year-over-year EBITDA decline, mainly due to labor strikes in France and manufacturing inefficiencies
•Price increases more than offset the impacts of higher input costs; however, lower volumes primarily from customer de-stocking and manufacturing challenges drove margin pressure
•$25 million incremental synergy realization still expected in 2023, with procurement and supply chain activities building upon 2022 SG&A actions; easing input costs also expected to support sequential margin improvements

Management Commentary

Chief Executive Officer Julie Schertell commented "We continue to navigate an uncertain macro environment, focusing our efforts on internal actions we can control and working to mitigate external factors. While the first quarter was particularly difficult, we anticipate delivering significantly improved sequential EBITDA for the remainder of the year. The first quarter of 2023 was impacted by a combination of customer de-stocking across the business, operational inefficiencies in our French facilities, where we experienced a number of strikes in response to governmental actions related to social benefits, and inefficiencies in several US sites. We believe the key issues affecting first quarter margin performance will prove temporary, as customer indications suggest we are currently moving past the peak de-stocking impacts, and that more normalized volume activity should resume in the second half of the year. Further, we are starting to see improved manufacturing performance across the business, which we expect will translate into better margins as the year progresses. Despite a tough first quarter and some continued headwinds expected in the second quarter, we expect to exit 2023 on a strong trajectory toward $100 million EBITDA quarters."

"Looking into the second half of 2023, we are encouraged by several trends. First, while the overall economic backdrop remains difficult to predict, customer indications signal that the de-stocking that began late last year should be essentially complete. This would ease some of the recent volume volatility and improve absorption at many of our sites. Second, our synergy execution remains on track, and we are confident in the $25 million EBITDA benefit in 2023 we communicated in February. The SG&A synergies we executed late last year will be fully realized this year, while procurement and supply chain synergy execution has begun and is expected to accelerate throughout the year. Third, input costs are easing, and we believe that these benefits will flow through to our margins in the coming quarters."

Ms. Schertell concluded, "In the near-term, we are laser-focused on accelerating cost synergies and implementing additional expense reductions to drive margins, as well as maximizing cash flow through working capital efficiency and curbed capital spending. While we are operating in a tough macro environment and extremely focused on these short-term improvements, we are also prudently evaluating longer-term strategic decisions regarding portfolio optionality and capital allocation to support both our growth ambitions and de-leveraging priorities. We believe the opportunities that existed at the time of the merger remain intact, and are confident that we are taking the right steps to set Mativ up for sustained top and bottom-line gains for years to come."

Mativ First Quarter 2023 Financial Results

Note: The Reported Results below reflect consolidated Mativ results in the current period, whereas the prior year period reflects only legacy SWM results. The Comparable Results reflect the inclusion of the legacy Neenah operations in the prior year period. See the supplemental tables titled Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability for additional financial information regarding the combined company’s legacy financial information.

Advanced Technical Materials (ATM) as Reported	Three Months Ended March 31,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$434.3	$272.9	$161.4
GAAP Operating Profit & Margin %	$37.6	$10.3	$27.3	8.7%	3.8%
Adjusted EBITDA & Margin %	$58.8	$42.4	$16.4	13.5%	15.5%

ATM Comparable Results
Net Sales	$434.3	$439.6	$(5.3)
GAAP Operating Profit & Margin %	$37.6	$24.1	$13.5	8.7%	5.5%
Adjusted EBITDA & Margin %	$58.8	$63.5	$(4.7)	13.5%	14.4%

Advanced Technical Materials (ATM) segment sales were $434.3 million, up 59.1%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Constant currency organic sales growth was 2%. Release liners was the top performing category, up over 20%. For the segment, price increases of 9% were offset by lower volume/mix of 7%. Volumes were driven by de-stocking across categories as customers reduce inventories in response to supply chain improvements and increased economic uncertainty. Comparable Adjusted EBITDA decreased 7%, or $4.7 million, (see non-GAAP reconciliations). While pricing was positive across the portfolio and more than offset input cost inflation, nearly all categories experienced volume contraction versus 1Q:22, driving inefficiencies and lower overall profitability as sites were overstaffed relative to volumes. The Company is implementing additional cost reduction programs to contain spending in the near-term.

Fiber-Based Solutions (FBS) as Reported	Three Months Ended March 31,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$244.7	$133.9	$110.8
GAAP Operating Profit & Margin %	$6.2	$25.7	$(19.5)	2.5%	19.2%
Adjusted EBITDA & Margin %	$28.4	$30.9	$(2.5)	11.6%	23.1%

FBS Comparable Results
Net Sales	$244.7	$252.0	$(7.3)
GAAP Operating Profit & Margin %	$6.2	$38.7	$(32.5)	2.5%	15.4%
Adjusted EBITDA & Margin %	$28.4	$47.3	$(18.9)	11.6%	18.8%

Fiber-Based Solutions (FBS) segment sales were $244.7 million, up 82.7%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Constant currency organic sales were down 1%, with price increases of 8% offset by lower volume/mix of 9%. Comparable Adjusted EBITDA decreased 40%, or $18.9 million (see non-GAAP reconciliations). Engineered papers accounted for approximately $15 million of the Adjusted EBITDA decrease, driven in part by nationwide labor strikes in France in response to recently passed legislation. Both engineered papers and packaging and specialty papers were also impacted by manufacturing inefficiencies that began in 4Q:22 and carried through to 1Q:23. These inefficiencies are largely attributable to overstaffing relative to volumes and the ramp-up of new manufacturing operators at several large plants where labor turnover was elevated in 2022. While pricing more than offset input cost inflation, the France strikes, segment-wide volume declines, and manufacturing performance drove lower profitability. Both the France strike situation and general manufacturing performance are expected to be less impactful in the remainder of 2023 as the strikes are expected to decrease in frequency and efficiency improvement plans are being executed and currently generating positive results. The Company is implementing additional cost reduction programs to contain spending in the near-term.

Unallocated as Reported	Three Months Ended March 31,
(in millions; unaudited)	2023	2022	Change	2023	2022
GAAP Operating Expense & % of Sales	$(34.5)	$(25.4)	$(9.1)	(5.1)%	(6.2)%
Adjusted EBITDA & % of Sales	$(21.5)	$(14.8)	$(6.7)	(3.2)%	(3.6)%

Unallocated Comparable Results
GAAP Operating Expense & % of Sales	$(34.5)	$(40.7)	$6.2	(5.1)%	(5.9)%
Adjusted EBITDA & % of Sales	$(21.5)	$(22.7)	$1.2	(3.2)%	(3.3)%

Unallocated expenses reflected the merged Company expenses in 1Q:23, compared to only legacy SWM expenses in the prior year period. On a comparable basis, Adjusted unallocated expenses (EBITDA) decreased $1.2 million, as cost savings related to the merger were partially offset by general inflationary pressures.

Interest expense was $26.5 million, versus $14.5 million in the prior year period which reflected only the legacy SWM results. The increase was due to the merger and related incremental expense of assuming existing debt on the legacy Neenah balance sheet, as well as higher interest rates on floating rate debt versus the prior year.

Other income was $7.0 million, versus other income in the prior year period of $5.5 million; both periods included gains on sales of non-operating assets, which offset other expenses.

Tax rate was 23.5% during 1Q:23. Excluding the impact of non-GAAP adjustments, the Company's tax rate was 21.7%.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from Adjusted Operating Profit, EBITDA, income, and EPS (see non-GAAP reconciliation tables for additional details). The most significant adjustments to first quarter 2023 results were as follows:

•$0.22 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.15 per share of expenses related to the Neenah merger, which included integration and severance expenses

Cash Flow, Debt & Dividend

First quarter of 2023 cash provided by operating activities was negative $20.7 million, and capital spending and software costs totaled $19.2 million, resulting in negative free cash flow of $39.9 million. Working capital was a $52.0 million use of cash, consistent with typical seasonal working capital patterns. The Company expects seasonally stronger operating and free cash flow in the second half of the year.

Total debt was $1,733.0 million as of March 31, 2023 and total cash was $97.0 million resulting in net debt of $1,636.0 million. Pursuant to the terms of the Company's credit agreement, net debt to adjusted EBITDA was 4.1x as of March 31, 2023. Net leverage is defined in the Company's credit agreement, and includes EBITDA adjustments for certain expected cost synergies. Total liquidity of approximately $456 million consisted of $97 million of cash and $359 million of revolver availability. The Company's debt matures on a staggered basis between 2026 and 2028.

The Company announced a quarterly cash dividend of $0.40 per share. The dividend will be payable on June 23, 2023 to stockholders of record as of May 26, 2023.

Conference Call

Mativ will hold a conference call to review first quarter 2023 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, May 11, 2023. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

Mativ will use a presentation in conjunction with its conference call. The presentation can be found on the Company's website under the Investor Relations section in advance of the earnings conference call. The presentation can also be accessed via the earnings conference call webcast.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The Company offers a wide range of critical components and engineered solutions to solve our customers’ most complex challenges. With over 7,500 employees worldwide, we manufacture on four continents and generate sales in more than 100 countries. The Company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, any lingering impacts of the COVID-19 pandemic on our operations, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically," and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ;
•Adverse changes in the filtration, release liners, protective solutions, industrials and healthcare sectors impacting key ATM segment customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs in our ATM or FBS operating segments;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Business disruptions from the merger that will harm the Company’s business, including current plans and operations;
•The possibility that Mativ may be unable to successfully integrate Neenah’s operations with those of Mativ and achieve expected synergies and operating efficiencies within the expected time-frames or at all;
•Potential adverse reactions or changes to business relationships resulting from the Neenah merger, including as it relates to the Company’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients;
•Our ability to attract and retain key personnel, including as a result of the merger, labor shortages, labor strikes, stoppages or other disruptions;
•The substantial indebtedness Mativ has incurred and assumed in connection with the Neenah merger and the need to generate sufficient cash flows to service and repay such debt;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates;
•The phasing out of USD LIBOR rates after 2023 and the replacement with SOFR;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;

•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ, including the dilution caused by Mativ's issuance of additional shares of its common stock in connection with the Neenah Merger;
•Changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•The continued evolution of COVID-19, or new public health crises that may arise in the future, could have adverse and disparate impacts on the Company, our employees and customers;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany;
•Increased scrutiny from stakeholders related to environmental, social and governance (“ESG”) matters, particularly our sales of combustible products business within the tobacco industry which represents approximately 17% of the Company’s net sales for the three months ended March 31, 2023, as well as our ability to achieve our broader ESG goals and objectives;
•The outcome and cost of the LIP-related intellectual property litigation against Glatz in Europe;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•The impact of cybersecurity risks related to breaches of security pertaining to sensitive Company, customer or vendor information, as well as breaches in the technology that manages operations and other business processes; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to ATM and FBS segment acquisitions, acquisition/merger and integration related costs, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cybersecurity expenses, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

Combined Legacy Financial Information

Due to the significance of the merger and the resulting change in our reportable segments, Mativ is providing the supplemental combined legacy financial information set forth in the tables below under the captions “Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability” and “Non-GAAP Reconciliation of Organic Net Sales Growth” to enhance its investors’ ability to evaluate and compare the Company's operating performance on a combined basis with Neenah. The purpose of the supplemental legacy combined financial information is to reflect changes to our reportable segments and to present certain non-GAAP financial measures on a combined company basis for the fourth quarter and full year 2022.

The supplemental combined legacy financial information in the attached schedules is not necessarily indicative of the operating results of the combined companies had the merger been completed at the beginning of or prior to the periods presented or of the operating results of the combined company in the future. The supplemental combined legacy financial information for periods prior to the date of the merger does not reflect cost savings or other synergies anticipated as a result of the merger. The supplemental combined legacy financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation.

SOURCE: Mativ Holdings, Inc.

CONTACT

Greg Weitzel
Chief Financial Officer
+1-678-518-3262

Or

Mark Chekanow, CFA
VP, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022	% Change
Net sales	$679.0	$406.8	66.9%
Cost of products sold	570.0	314.2	81.4
Gross profit	109.0	92.6	17.7

Selling expense	23.9	14.3	67.1
Research and development expense	9.1	5.2	75.0
General expense	65.9	49.3	33.7
Total nonmanufacturing expenses	98.9	68.8	43.8

Restructuring and impairment expense	0.8	13.2	(93.9)
Operating profit	9.3	10.6	(12.3)
Interest expense	26.5	14.5	82.8
Other income, net	7.0	5.5	27.3
Income (loss) before income taxes and income from equity affiliates	(10.2)	1.6	N.M.
Income tax expense (benefit)	(2.4)	2.1	N.M.
Income from equity affiliates, net of income taxes	0.1	2.1	(95.2)
Net income (loss)	(7.7)	1.6	N.M.
Dividends paid to Common Stockholders	(0.1)	(0.2)	(50.0)
Net income (loss) attributable to Common Stockholders	$(7.8)	$1.4	N.M.

Net income (loss) per share:
Basic	$(0.14)	$0.05	N.M.
Diluted	$(0.14)	$0.05	N.M.

Weighted average shares outstanding:
Basic	54,483,000	31,158,000
Diluted	54,483,000	31,413,700

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$97.0	$124.4
Accounts receivable, net	304.2	266.8
Inventories, net	544.4	534.9
Income taxes receivable	20.8	19.7
Other current assets	38.8	28.9
Total current assets	1,005.2	974.7
Property, plant and equipment, net	872.4	874.9
Finance lease right-of-use assets	17.2	17.4
Operating lease right-of-use assets	33.7	35.8
Deferred income tax benefits	35.0	34.4
Investment in equity affiliates	59.8	59.1
Goodwill	871.0	847.2
Intangible assets, net	674.9	710.3
Other assets	105.6	115.4
Total assets	$3,674.8	$3,669.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$35.1	$34.6
Finance lease liabilities	0.9	0.9
Operating lease liabilities	8.9	9.3
Accounts payable	253.5	225.7
Income taxes payable	15.6	11.4
Accrued expenses and other current liabilities	154.5	184.2
Total current liabilities	468.5	466.1
Long-term debt	1,697.9	1,659.3
Finance lease liabilities, noncurrent	17.8	17.6
Operating lease liabilities, noncurrent	27.3	29.7
Long-term income tax payable	14.6	14.6
Pension and other postretirement benefits	79.8	81.6
Deferred income tax liabilities	158.3	172.2
Other liabilities	51.3	48.8
Total liabilities	2,515.5	2,489.9
Stockholders’ equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; 54,919,923 and 54,929,973 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	5.5	5.5
Additional paid-in-capital	662.4	658.5
Retained earnings	579.3	610.7
Accumulated other comprehensive loss, net of tax	(87.9)	(95.4)
Total stockholders’ equity	1,159.3	1,179.3
Total liabilities and stockholders’ equity	$3,674.8	$3,669.2

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating
Net income (loss)	$(7.7)	$1.6
Non-cash items included in net income (loss):
Depreciation and amortization	42.0	23.9
Amortization of deferred issuance costs	1.8	1.2
Impairments	—	12.9
Deferred income tax	(7.1)	(6.4)
Pension and other postretirement benefits	(3.7)	(1.9)
Stock-based compensation	3.7	3.4
Income from equity affiliates	(0.1)	(2.1)
Loss (gain) on foreign currency transactions	2.4	(3.6)
Other non-cash items	—	(2.2)
Cash received from settlement of interest swap agreements	—	23.6
Net changes in operating working capital	(52.0)	(45.4)
Net cash provided by (used in) operations	(20.7)	5.0

Investing
Capital spending	(19.1)	(8.7)
Capitalized software costs	(0.1)	(0.9)
Other investing	(0.2)	—
Net cash used in investing	(19.4)	(9.6)

Financing
Cash dividends paid	(22.0)	(13.9)
Proceeds from long-term debt	55.0	20.0
Payments on long-term debt	(19.5)	(14.4)
Payments for debt issuance costs	—	(2.2)
Payments on financing lease obligations	(0.2)	(0.2)
Purchases of common stock	(1.3)	(2.9)
Other financing	(0.3)	—
Net cash provided by (used in) financing	11.7	(13.6)
Effect of exchange rate changes on cash and cash equivalents	1.0	(0.4)
Decrease in cash and cash equivalents	(27.4)	(18.6)
Cash and cash equivalents at beginning of period	124.4	74.7
Cash and cash equivalents at end of period	$97.0	$56.1

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

NOTE REGARDING SEGMENT REPORTING AND COMPARABILITY
Effective July 6, 2022, in connection with the close of the merger, Mativ has two reportable segments for financial reporting purposes: Advanced Technical Materials ("ATM") and Fiber-Based Solutions ("FBS"). ATM is comprised of the legacy SWM Advanced Materials & Structures segment and the legacy Neenah Technical Products segment. FBS is comprised of the legacy SWM Engineered Papers segment and the legacy Neenah Fine Paper and Packaging segment. For accounting purposes, SWM was the surviving entity, thus periods subsequent to the September 2022 quarter results reflect the merged company's financials while all prior periods reflect only previously reported SWM consolidated and segment results.

Net Sales
	Three Months Ended March 31,
	2023	2022	% Change
ATM	$434.3	$272.9	59.1%
FBS	244.7	133.9	82.7%
Total Consolidated	$679.0	$406.8	66.9%

Operating Profit
	Three Months Ended March 31,
			Return on Net Sales
	2023	2022	2023	2022
ATM	$37.6	$10.3	8.7%	3.8%
FBS	6.2	25.7	2.5%	19.2%
Unallocated	(34.5)	(25.4)	(5.1)%	(6.2)%
Total Consolidated	$9.3	$10.6	1.4%	2.6%

Non-GAAP Adjustments to Operating Profit
	Three Months Ended March 31,
	2023	2022
ATM - Amortization of intangibles and other purchase accounting adjustments	$7.0	$11.1
ATM - Restructuring, impairment, and other expenses	0.7	13.2
FBS - Amortization of intangibles and other purchase accounting adjustments	8.9	—
FBS - Restructuring, impairment, and other expenses	0.1	0.3
Unallocated - Acquisition/Merger and integration costs	10.4	7.1
Total Consolidated	$27.1	$31.7

Adjusted Operating Profit
	Three Months Ended March 31,
			Return on Net Sales
	2023	2022	2023	2022
ATM	$45.3	$34.6	10.4%	12.7%
FBS	15.2	26.0	6.2%	19.4%
Unallocated	(24.1)	(18.3)	(3.5)%	(4.5)%
Total Consolidated	$36.4	$42.3	5.4%	10.4%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended March 31,
	2023	2022
ATM - Depreciation and stock-based compensation	$13.5	$7.8
FBS - Depreciation and stock-based compensation	13.2	4.9
Unallocated - Depreciation and stock-based compensation	2.6	3.5
Total Consolidated	$29.3	$16.2

Adjusted EBITDA
	Three Months Ended March 31,
			Return on Net Sales
	2023	2022	2023	2022
ATM	$58.8	$42.4	13.5%	15.5%
FBS	28.4	30.9	11.6%	23.1%
Unallocated	(21.5)	(14.8)	(3.2)%	(3.6)%
Total Consolidated	$65.7	$58.5	9.7%	14.4%

Non-GAAP Reconciliation of Organic Net Sales Growth

	Advanced Technical Materials	Fiber-Based Solutions	Consolidated Mativ
	Three Months Ended March 31,

Mativ Combined 2022 Net Sales	$439.6	$252.0	$691.6
Divestiture/closure adjustments	(5.2)	—	(5.2)
Mativ Combined 2022 Comparable Net Sales	$434.4	$252.0	$686.4

Mativ Combined 2023 Net Sales	$434.3	$244.7	$679.0
Divestiture/closure adjustments	—	—	—
Mativ Combined 2023 Comparable Net Sales	$434.3	$244.7	$679.0
Organic growth	0.0%	(2.9)%	(1.1)%

Currency effects on 2023	$(9.2)	$(4.6)	$(13.8)
Mativ 2023 Comparable Net Sales with Currency Adjustment	$443.5	$249.3	$692.8
Organic constant currency growth	2.1%	(1.1)%	0.9%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended March 31,
	2023	2022
Operating profit	$9.3	$10.6
Plus: Restructuring and impairment related expenses	0.8	13.5
Plus: Purchase accounting adjustments	15.9	11.1
Plus: Acquisition/merger and integration related costs	10.4	7.1
Adjusted Operating Profit	$36.4	$42.3

Income (loss)	$(7.7)	$1.6
Plus: Restructuring and impairment expenses	0.8	13.5
Less: Tax impact of restructuring and impairment expense	(0.2)	(2.8)
Less: Gain on sale of assets	—	(0.5)
Plus: Tax impact on gain on sale of assets	—	0.1
Plus: Other restructuring related expenses	0.5	—
Less: Tax impact of other restructuring related expenses	(0.1)	—
Plus: Purchase accounting adjustments	15.9	11.1
Less: Tax impact of purchase accounting adjustments	(3.6)	(2.3)
Plus: Acquisition/merger and integration related costs	10.4	7.1
Less: Tax impact on acquisition/merger and integration related costs	(2.3)	(1.5)
Plus: Tax legislative changes, net of other discrete items	—	1.8
Adjusted Income	$13.7	$28.1

Earnings (loss) per share - diluted	$(0.14)	$0.05
Plus: Restructuring and impairment related expenses	0.01	0.43
Less: Tax impact of restructuring and impairment expense	—	(0.09)
Less: Gain on sale of assets	—	(0.02)
Plus: Other restructuring related expenses	0.01	—
Plus: Purchase accounting adjustments	0.29	0.35
Less: Tax impact of purchase accounting adjustment	(0.07)	(0.07)
Plus: Acquisition/merger and integration related costs	0.19	0.23
Less: Tax impact on acquisition/merger and integration related costs	(0.04)	(0.05)
Plus: Tax legislative changes, net of other discrete items	—	0.06
Adjusted Earnings Per Share - Diluted	$0.25	$0.89

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended March 31,
	2023	2022
Net Income (loss)	$(7.7)	$1.6
Plus: Interest expense	26.5	14.5
Plus: Provision for income taxes	(2.4)	2.1
Plus: Depreciation & amortization	42.0	23.9
Plus: Stock compensation expense	1.8	—
Plus: Inventory step up expense	1.4	—
Plus: Restructuring and impairment expense	0.8	13.5
Plus: Acquisition/merger and integration related costs	10.4	7.1
Plus: Income from equity affiliates	(0.1)	(2.1)
Plus: Other income, net	(7.0)	(5.5)
Adjusted EBITDA (1)	$65.7	$55.1

Cash provided by (used in) operating activities	$(20.7)	$5.0
Less: Capital spending	(19.1)	(8.7)
Less: Capitalized software costs	(0.1)	(0.9)
Free Cash Flow	$(39.9)	$(4.6)

	March 31, 2023	December 31, 2022

Total Debt	$1,733.0	$1,693.9
Less: Cash	97.0	124.4
Net Debt	$1,636.0	$1,569.5
(1) This reconciliation from Net income to Adjusted EBITDA for the quarter ended March 31, 2022 is consistent with the press release filed on May 4, 2022. For conformed reconciliations for the quarter ended March 31, 2022, refer to the Non-GAAP reconciliations of combined results in the tables below.

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Three Months Ended
	March 31, 2022					March 31, 2023
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ
Advanced Technical Materials (ATM) (1)
Net Sales	$185.6	$(18.9)	$166.7	$272.9	$439.6	$434.3
GAAP Operating Profit	12.1	1.7	13.8	10.3	24.1	37.6
Amortization of intangibles and other purchase accounting adjustments	2.2	(0.1)	2.1	11.1	13.2	7.0
Restructuring, impairment, and other expenses	0.6	—	0.6	13.2	13.8	0.7
Acquisition/Merger and integration costs	0.2	—	0.2	—	0.2	—
Adjusted Operating Profit (2)	$15.1	$1.6	$16.7	$34.6	$51.3	$45.3
Adjusted Operating Profit Margin	8.1%	N/A	10.0%	12.7%	11.7%	10.4%
Depreciation and stock-based compensation expense (3)	5.1	(0.7)	4.4	7.8	12.2	13.5
Adjusted EBITDA (4)	$20.2	$0.9	$21.1	$42.4	$63.5	$58.8
Adjusted EBITDA Margin	10.9%	N/A	12.7%	15.5%	14.4%	13.5%

Fiber-Based Solutions (FBS) (1)
Net Sales	$99.2	$18.9	$118.1	$133.9	$252.0	$244.7
GAAP Operating Profit	11.9	1.1	13.0	25.7	38.7	6.2
Amortization of intangibles and other purchase accounting adjustments	0.2	0.1	0.3	—	0.3	8.9
Restructuring, impairment, and other expenses	—	—	—	0.3	0.3	0.1
Other	0.1	—	0.1	—	0.1	—
Adjusted Operating Profit (2)	$12.2	$1.2	$13.4	$26.0	$39.4	$15.2
Adjusted Operating Profit Margin	12.3%	N/A	11.3%	19.4%	15.6%	6.2%
Depreciation and stock-based compensation expense (3)	2.3	0.7	3.0	4.9	7.9	13.2
Adjusted EBITDA (4)	$14.5	$1.9	$16.4	$30.9	$47.3	$28.4
Adjusted EBITDA Margin	14.6%	N/A	13.9%	23.1%	18.8%	11.6%

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Three Months Ended
	March 31, 2022					March 31, 2023
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ
Corporate Unallocated
GAAP Operating Loss	$(11.8)	$(3.5)	$(15.3)	$(25.4)	$(40.7)	$(34.5)
Acquisition/Merger and integration costs	5.1	—	5.1	7.1	12.2	10.4
Other	0.5	—	0.5	—	0.5	—
Adjusted Operating Loss (2)	$(6.2)	$(3.5)	$(9.7)	$(18.3)	$(28.0)	$(24.1)
% of total Net Sales	(2.2)%	N/A	(3.4)%	(4.5)%	(4.0)%	(3.5)%
Depreciation and stock-based compensation expense (3)	1.8	—	1.8	3.5	5.3	2.6
Adjusted EBITDA (4)	$(4.4)	$(3.5)	$(7.9)	$(14.8)	$(22.7)	$(21.5)
% of total Net Sales	(1.5)%	N/A	(2.8)%	(3.6)%	(3.3)%	(3.2)%

Consolidated
Net Sales	$284.8	$—	$284.8	$406.8	$691.6	$679.0
GAAP Operating Profit (1)	12.2	(0.7)	11.5	10.6	22.1	9.3
Amortization of intangibles and other purchase accounting adjustments	2.4	—	2.4	11.1	13.5	15.9
Restructuring, impairment, and other expenses	0.6	—	0.6	13.5	14.1	0.8
Acquisition/Merger and integration costs	5.3	—	5.3	7.1	12.4	10.4
Other	0.6	—	0.6	—	0.6	—
Adjusted Operating Profit (2)	$21.1	$(0.7)	$20.4	$42.3	$62.7	$36.4
Adjusted Operating Profit Margin	7.4%	N/A	7.2%	10.4%	9.1%	5.4%
Depreciation and stock-based compensation expense (3)	9.2	—	9.2	16.2	25.4	29.3
Adjusted EBITDA (4)	$30.3	$(0.7)	$29.6	$58.5	$88.1	$65.7
Adjusted EBITDA Margin	10.6%	N/A	10.4%	14.4%	12.7%	9.7%
The following notes apply to all periods and tables presented herein:
(1) Effective with the merger, certain assets/net sales were reclassified out of ATM and into FBS, and to conform with legacy SWM accounting practices certain of legacy Neenah operating expenses were reclassified out of the ATM and FBS operating segments and moved to Corporate Unallocated. In addition, certain legacy Neenah Corporate Unallocated operating expenses were reclassified out of GAAP Operating Profit and moved to Other income, net to conform with legacy SWM accounting practices.

(2) Effective with the merger, legacy Neenah's definition of Adjusted Operating Profit, a non-GAAP financial measure, was conformed to legacy SWM's Adjusted Operating Profit definition which includes an add-back for amortization of intangible assets and other purchase accounting adjustments.

(3) Depreciation and stock-based compensation excludes stock-based compensation included in acquisition/merger and integration costs.
(4) Effective with the merger, legacy SWM's definition of EBITDA, a non-GAAP financial measure, was conformed to legacy Neenah's EBITDA definition which includes an add-back for stock-based compensation. The revised EBITDA definition is more aligned with the terms of the Company's Credit Agreement.